UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 21, 2012
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 21, 2012, Supertel Hospitality, Inc. (the “Company”) entered into a Fifth Amendment to Amended and Restated Loan Agreement (the “Amendment”) with Great Western Bank (the “Lender”) to amend various terms of the Amended and Restated Loan Agreement dated December 3, 2008 by and between the Company and the Lender (as amended, the “Agreement”).  The Amendment extends the maturity date of all loans to June 30, 2013.  The Company and the Lender previously agreed to the June 30, 2013 extension in the event the purchase from the Company of Series C Cumulative Convertible Preferred Stock of the Company by Real Estate Strategies L.P. (as more fully described in the Company’s Current Report on Form 8-K dated November 16, 2011, the “Investment”) was completed prior to December 7, 2012.  The Company satisfied this condition on February 1, 2012.

The Amended and Restated Loan Agreement dated December 3, 2008 has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated December 3, 2008.  The first, second and third amendments thereto are described in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, respectively, and were filed with the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, March 31, 2010 and March 31, 2011, respectively.  The fourth amendment thereto has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated December 9, 2011.  This description of the Amendment is qualified in its entirety by reference to the Amendment attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Fifth Amendment to Amended and Restated Loan Agreement dated February 21, 2012 by and between Supertel Hospitality, Inc. and Great Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: February 22, 2012	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page. No.
10.1	Fifth Amendment to Amended and Restated Loan Agreement dated February 21, 2012 by and between Supertel Hospitality, Inc. and Great Western Bank.